UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Renewable Energy Group, Inc. (the “Company”) was held on May 22, 2012, at 10:00 a.m. Central Time, at the Company’s executive offices. A total of 24,854,001 shares of the Company’s capital stock were present in person or by proxy at the Annual Meeting, representing 71.4% of the total number of shares outstanding and entitled to vote at the meeting and a quorum for all matters before the stockholders.

The number of votes cast for or against, as well as abstentions with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected two directors to the Company’s Board of Directors (the “Board”), each for a three-year term.

	FOR	AGAINST	ABSTAIN
Daniel J. Oh	24,684,676	27,681	141,202
Michael Scharf	24,687,162	25,637	141,202

Proposal No. 2 – Advisory Vote to Approve the Compensation of Executive Officers

The allocation of votes of the stockholders of the Company for the non-binding advisory vote to approve the compensation of the Company’s named executive officers was a follows:

FOR	AGAINST	ABSTAIN
20,845,147	2,044,414	123,840

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the votes of the stockholders of the Company indicated below.

FOR	AGAINST	ABSTAIN
23,808,150	15,945	128,490

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer